UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 1, 2024 (March 26, 2024)

BLUE STAR FOODS CORP.

(Exact name of registrant as specified in its charter)

Delaware	001-40991	82-4270040
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3000 NW 109th Avenue

Miami, Florida 33172

(Address of principal executive offices)

Registrant’s telephone number, including area code: (305) 836-6858

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols	Name of each exchange on which registered
Common Stock, $0.0001	BSFC	The Nasdaq Stock Market LLC (Nasdaq Capital Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

As previously disclosed, on September 26, 2023 Blue Star Foods Corp. (the “Company”) received a letter from the Listing Qualifications Staff (the “Staff”) of The Nasdaq Stock Market LLC (“Nasdaq”) notifying the Company that, based upon the closing bid price of the Company’s common stock, par value $0.0001 per share, for the prior 30 consecutive business days, the Company was not in compliance with the minimum bid price requirement of Nasdaq Listing Rule 5550(a)(2) (the “Minimum Bid Price Requirement”). In accordance with Nasdaq Listing Rule 5810(c)(3)(A), the Company was provided a grace period of 180 days, or until March 25, 2024, to regain compliance with the Minimum Bid Price Requirement.

On March 26, 2024, the Company received a letter from the Staff indicating that as of March 25, 2024, the Company has not regained compliance with the Minimum Bid Price Requirement for continued listing on Nasdaq. In order to be eligible for a second 180 day period, the Company must meet the initial listing requirements for Nasdaq. Nasdaq stated the Company is not in compliance with the $5,000,000 minimum stockholders’ equity initial listing requirement and, as such, is not eligible for a second 180 day period to regain compliance.

The Company intends to appeal this determination and present its compliance plan to the Nasdaq Hearings Panel (the “Panel”) in writing no later than April 2, 2024. The Company’s securities will not be suspended or delisted while the Panel makes its determination regarding the Company’s continued listing on Nasdaq.

Additionally, on April 30, 2024, the Company will hold a special meeting of stockholders at which the Company will propose the adoption and approval of an amendment to the Company’s Amended and Restated Certificate of Incorporation to effect a reverse stock split of the shares of the Company’s common stock at a specific ratio, ranging from one-for-two (1:2) to one-for-fifty (1:50), with the exact ratio to be determined by the Company’s board of directors without further approval or authorization of the Company’s stockholders, in order to regain compliance with the Minimum Bid Price Requirement.

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLUE STAR FOODS CORP.

Date: April 1, 2024	By:	/s/ John Keeler
John Keeler Executive Chairman and Chief Executive Officer